UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2006
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland	0-50363	02-0681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200	22102
McLean, Virginia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On March 17, 2006, Gladstone Commercial Corporation (the “Company”) amended its line of credit which was originally established on February 28, 2005, and previously amended on April 21, 2005 and July 6, 2005, to increase the current maximum availability of credit under the line from $60 million to $75 million. The line of credit was arranged by BB&T Capital Markets, with Branch Banking and Trust Company acting as agent, and includes syndicate participations by First Horizon Bank and Compass Bank.
As of March 22, 2006, we may draw up to an aggregate of $62.9 million under this agreement, of which we have aggregate borrowings outstanding under the line of credit of $35.3 million.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibit 10.28 – Third Amendment to Credit Agreement and Loan Documents by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, Branch Banking and Trust Company, and certain other parties, dated as of March 17, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

	By:	/s/ Harry Brill
March 22, 2006		(Harry Brill, Chief Financial Officer)